UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 7, 2019)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd, Suite 500

The Woodlands, TX 77380

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2019, Summit Midstream Partners, LP (the “Partnership”) and Summit Midstream Partners Holdings, LLC (“SMP Holdings”) entered into a second amendment (the “Second Amendment”) to that certain Contribution Agreement between SMP Holdings and the Partnership dated February 25, 2016, as amended (the “Contribution Agreement”), pursuant to which the Partnership shall, on or before November 15, 2019, make a cash payment of $51.75 million and issue 10,714,285 Common Units to SMP Holdings (the “November 2019 Prepayment”). In addition, the parties have agreed to further reduce by $19.25 million the remaining portion of the consideration due to SMP Holdings under the Contribution Agreement. Following the Second Amendment and the November 2019 Prepayment, the remaining portion of the consideration due to SMP Holdings will be $180.75 million (the “Remaining Consideration”). The parties have also agreed to extend the final date by which the Partnership is obligated to deliver the Remaining Consideration to January 15, 2022. The Remaining Consideration remains payable to SMP Holdings in (i) cash, (ii) the Partnership’s common units or (iii) a combination of cash and the Partnership’s common units, and interest continues to accrue (and is payable quarterly in cash) at a rate of 8% per annum on any portion of the Remaining Consideration that remains unpaid after March 31, 2020. The form(s) of Remaining Consideration to be delivered by the Partnership to SMP Holdings continue to be determinable by the Partnership in its sole discretion. The terms of the Second Amendment were approved by the conflicts committee of the board of directors of the general partner of the Partnership, which consists entirely of independent directors.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2019, the Partnership issued a press release announcing its results of operations for the three and nine months ended September 30, 2019, and its execution of the Second Amendment.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Partnership presents certain non-GAAP financial measures. Specifically, the Partnership presents adjusted EBITDA and distributable cash flow. We define adjusted EBITDA as net income or loss, plus interest expense, income tax expense, depreciation and amortization, our proportional adjusted EBITDA for equity method investees, adjustments related to MVC shortfall payments, adjustments related to capital reimbursement activity, unit-based and noncash compensation, the change in the Deferred Purchase Price Obligation fair value, impairments, items of income or loss that we characterize as unrepresentative of our ongoing operations and other noncash expenses or losses, less interest income, income tax benefit, income (loss) from equity method investees and other noncash income or gains. We define distributable cash flow as adjusted EBITDA plus cash interest received and cash taxes received, less cash interest paid, senior notes interest adjustment, distributions to Series A Preferred unitholders, Series A Preferred units distribution adjustment, cash taxes paid and maintenance capital expenditures.

We exclude these items because they are considered unusual and not indicative of our ongoing operations. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Partnership’s financial performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.

We do not provide the GAAP financial measures of net income or loss or net cash provided by operating activities on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including, but not limited to, (i) income or loss from equity method investees, (ii) deferred purchase price obligation and (iii) asset impairments.  These items are inherently uncertain and depend on various factors, many of which are beyond our control.  As such, any associated estimate and its impact on our GAAP performance and cash flow measures could vary materially based on a variety of acceptable management assumptions.

Reconciliations of GAAP to non-GAAP financial measures are included as attachments to the press release which has been posted to the “Investors” section of our website at www.summitmidstream.com.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 1.01 above of the Partnership’s agreement to issue common units in connection with the Second Amendment is incorporated into this Item 3.02 by reference. The issuance of the Partnership’s common units in connection with the Second Amendment will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 1.01 and Item 2.02 is incorporated herein by reference.

The information set forth in Item 2.02 and this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Partnership’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of Item 2.02 and this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Contribution Agreement between Summit Midstream Partners Holdings, LLC and Summit Midstream Partners, LP dated November 7, 2019.
99.1	Press Release, dated as of November 8, 2019.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	November 8, 2019	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer

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